Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110



                                 April 28, 1999


Touchstone Variable Series Trust
311 Pike Street
Cincinnati, Ohio 45202

      Re:   Touchstone Variable Series Trust

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Touchstone Variable Series Trust, a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment No. 11 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about April 28, 1999 (as amended by such Post-Effective Amendment No. 11, the "Registration Statement"), with respect to the shares of beneficial interest, par value $.00001 per share (the "Shares") of its series Touchstone High Yield Fund, Touchstone Small Cap Value Fund and Touchstone Enhanced 30 Fund (each, a "Fund" and collectively, the "Funds"). You have requested that we deliver this opinion to you to be used as an exhibit to the Registration Statement.

      In connection with the furnishing of this opinion, we have examined the following documents:

            (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

            (b) a copy of the Trust's Declaration of Trust dated as of February 7, 1994, Amendment No. 1 to the Declaration dated as of March 15, 1994, Amendment No. 2 to the Declaration dated as of April 11, 1994, Amendment No. 3 to the Declaration dated as of October 31, 1994, Amendment No. 4 to the Declaration dated as of September 18, 1997, Amendment No. 5 to the Declaration dated as of January 4, 1999, Amendment No, 6 to the Declaration dated as of February 11, 1999 and Amendment No. 7 to the Declaration dated as of April 22, 1999, in each case as filed with the Secretary of State of the Commonwealth of Massachusetts (collectively, the "Declaration");


            (c) a certificate executed by the Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on February 10, 1999 and March 18, 1999 (the "Board Resolutions"); and


            (d) a printer's proof dated February 12, 1999 of the Registration Statement.

      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (d) above and that the minutes setting forth the Board Resolutions will be approved by the Trustees of the Trust in substantially the form attached to the Secretary's Certificate referred to in paragraph (c) above.

      This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is our opinion that:

      1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Registration Statement will be legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Registration Statement, shareholders of the Funds may under certain circumstances be held personally liable for its obligations.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

      The opinions expressed herein concern only the effect of the law as currently in effect and the facts and assumptions described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof.

                                Very truly yours,

                              /s/ Bingham Dana LLP
                                BINGHAM DANA LLP